EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in this Registration Statement of Thoroughbred Interests, Inc. on Form S-8 of our report, dated April 10, 2003, on our audit of the consolidated financial statements of Thoroughbred Interests, Inc. as of December 31, 2002 and 2001.



/s/  Baum & Company, P.A.
Baum & Company, P.A.
November 11, 2003